Talen Energy Announces Increase in Share Repurchase Program Capacity
HOUSTON, September 5, 2024 -- Talen Energy Corporation (“Talen” or the “Company”) (NASDAQ: TLN), an independent power producer dedicated to powering the future, announced today that its board of directors has approved upsizing its previously announced share repurchase program, increasing remaining capacity to $1.25 billion.
In October 2023, the board of directors approved a $300 million share repurchase program, which was subsequently upsized to $1 billion through December 31, 2025. To date, Talen has repurchased approximately 14% of its shares outstanding for a total of $931 million. Going forward, the Company is authorized to repurchase up to $1.25 billion of incremental outstanding common stock through the fourth quarter of 2026.
“The further upsizing of our share repurchase program is a continued demonstration of our commitment to disciplined capital allocation, including prioritizing the return of capital to our shareholders,” said Mac McFarland, President and Chief Executive Officer. “We are pleased to continue delivering results for all of our stakeholders.”
The Company intends to fund the share repurchase program with cash on hand and generated by operations. The shares may be repurchased from time to time in open market transactions at prevailing market prices, negotiated transactions, or other means in accordance with federal securities laws.
The timing, number, and value of shares repurchased under the program will be at management’s discretion and will depend on several factors, including the market price of the Company’s common stock, alternate uses of capital, general market and economic conditions, and applicable legal requirements. Talen has no obligation to repurchase any amount of its common stock under the program. All share repurchase amounts are excluding transaction costs. The program may be suspended, modified or discontinued by the board of directors at any time without prior notice.
About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced and driving the energy transition. Talen is also powering the digital infrastructure revolution. We are well-positioned to capture this significant growth opportunity, as data centers serving artificial intelligence increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.

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